EXHIBIT 10.3

EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
This Eighth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 28, 2012, by and between COMERICA BANK (“Bank”) and ARRAY BIOPHARMA, INC. (“Borrower”).
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 28, 2005, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of December 19, 2005, that certain Second Amendment to Loan and Security Agreement, Consent and Waiver dated as of July 7, 2006, that certain Third Amendment to Loan and Security Agreement dated as of June 12, 2008, that certain Fourth Amendment to Loan and Security Agreement dated as of March 11, 2009, that certain Fifth Amendment to Loan and Security Agreement dated as of September 30, 2009, that certain Sixth Amendment to Loan and Security Agreement dated as of March 31, 2010, that certain bilateral extension letter dated as of March 4, 2011 and that certain Seventh Amendment to Loan and Security Agreement dated as of June 11, 2011 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1.The following defined term in Section 1.1 of the Agreement hereby is amended and restated as follows:
“Refinance Term Loan Maturity Date” means October 26, 2014.

“Revolving Maturity Date” means June 9, 2014.

2.    No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
3.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.
4.    Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
5.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)    this Amendment, duly executed by Borrower;
(b)    an Affirmation of Amended and Restated Subordination Agreement executed by each holder of Subordinated Debt;
(c)    all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and

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(d)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
6.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ARRAY BIOPHARMA, INC.

By: /s/ R. Michael Carruthers

Title: Chief Financial Officer

COMERICA BANK

By: /s/ Michael Fishback

Title: Vice President

[Signature Page to Eighth Amendment to Loan and Security Agreement]

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